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                       CONSENT OF INDEPENDENT ACCOUNTANTS


November 30, 1998

To the Board of Directors
Popular, Inc.



We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-30897) of Popular, Inc. of our report dated February 20, 1998, appearing on page F-37 of Popular, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
San Juan, Puerto Rico